Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

MINN SHARES INC AND TITAN CNG LLC

The following presents unaudited pro forma condensed combined financial statements of Minn Shares Inc. (“Minn Shares”) and Titan CNG LLC (“Titan”) as if the Securities Exchange had been completed at the beginning of each of the periods presented for statement of operations purposes and as of September 30, 2016, for balance sheet purposes. The following unaudited pro forma condensed combined financial statements are based on an assumption that all of Titan’s equity interest were exchanged for Minn Shares’ common stock in the Securities Exchange. The Securities Exchange was accounted for as a capital transaction, with Titan as the acquiring entity for accounting purposes.

The historical data of Minn Shares and Titan for the year ended December 31, 2015, has been derived from their audited financial statements. The historical data of Minn Shares and Titan as of and for the nine months ended September 30, 2016, has been derived from their unaudited financial statements. The unaudited pro forma condensed combined balance sheet and statements of operations are based on assumptions and include adjustments as explained in the notes thereto.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Minn Shares. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Minn Shares is subject to revision as more detailed analysis is completed and additional information on the fair values of Minn Shares’ assets and liabilities becomes available. Any change in the fair value of the net assets of Minn Shares will change the amount of the purchase price allocation. Additionally, changes in Minn Shares’ working capital, including the results of operations from September 30, 2016, through the date the transaction is completed, will change the amount of the purchase price allocation. Furthermore, the final purchase price is dependent on the actual amount of Minn Shares common stock and the Minn Shares price per share on the date of closing. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The summary unaudited pro forma condensed combined financial statements do not necessarily reflect the results of operations of Minn Shares and Titan that actually would have resulted had the Securities Exchange been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of Minn Shares or Titan or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Minn Shares and Titan and should be read in conjunction with the historical financial statements of Minn Shares and Titan and the related notes.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2016

	Minn Shares, Inc.	Titan CNG, LLC and Subsidiaries	Pro Forma Adjustments	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$3,377	$29,712	$-	$33,089
Prepaids	-	80,000	-	80,000
Other current assets	-	39,724	-	39,724
Total current assets	3,377	149,436	-	152,813

PROPERTY AND EQUIPMENT, NET	-	1,621,585	-	1,621,585
OTHER ASSETS	-	24,891	-	24,891

TOTAL ASSETS	$3,377	$1,795,912	$-	$1,799,289

LIABILITIES AND MEMBERS AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$61,781	$758,804	$-	$820,585
Accrued expenses	-	196,408	-	196,408
Deferred rent, current portion	-	11,880	-	11,880
Note payable to member	-	35,500	-	35,500
Current portion of long-term debt, net	-	1,171,873	-	1,171,873
Due to Global Resources Group	117,407	-	-	117,407
Due to related parties	279,950	-	-	279,950
Total current liabilities	459,138	2,174,465	-	2,633,603

ACCOUNTS PAYABLE, RELATED PARTIES	-	212,196	-	212,196
ACCRUED INTEREST	-	205,482	-	205,482
DEFERRED RENT	-	19,932	-	19,932
LONG-TERM DEBT, RELATED PARTIES	-	1,842,332	-	1,842,332

TOTAL LIABILITIES	$459,138	$4,454,407	$-	$4,913,545

CONTINGENCIES AND COMMITMENTS

(continued)

See notes to unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Balance Sheet (continued)

September 30, 2016

	Minn Shares, Inc.	Titan CNG, LLC and Subsidiaries	Pro Forma Adjustments		Pro Forma Combined
MEMBERS’ AND STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value; 10,000 shares authorized, no shares issued and outstanding	$-	$-	$-		$-
Common stock, $.0001 par value; 100,000 shares authorized; 1,191,348 shares issued and outstanding	119	-	1,244	(3)	1,363
15,860,342 pro forma shares issued and outstanding	-		224	(7)	224
Additional paid-in capital	594,022		(594,022	)(3)	-
			897,750	(7)	897,750
Accumulated deficit	(1,049,902)	(2,658,495)	594,022	(3)	(3,114,375)
			(1,244	)(3)	(1,244)
			(897,974	)(3)	(897,974)
TOTAL MEMBERS’ AND STOCKHOLDERS’ EQUITY (DEFICIT)	(455,761)	(2,658,495)	-		(3,114,256)

TOTAL LIABILITIES, MEMBERS’ AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,377	$1,795,912	$-		$1,799,289

See notes to unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2016

	Minn Shares, Inc.	Titan CNG, LLC and Subsidiaries	Pro Forma Adjustments	Pro Forma Combined

REVENUES	$-	$295,452	$-	$295,452

COST OF REVENUES	-	139,468	-	139,468

GROSS PROFIT	-	155,984	-	155,984

OPERATING EXPENSES	75,761	1,276,096	427,500 (7)	1,779,357

OPERATING LOSS	(75,761)	(1,120,112)	(427,500)	(1,623,373)

OTHER INCOME (EXPENSE)
Interest expense	(11,970)	(264,444)	-	(276,414)
Loss on acquisition of El Toro	-	(723,980)	-	(723,980)
Other income	-	31,864	-	31,864
Total other income (expense)	(11,970)	(956,560)	-	(968,530)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDER	$(87,731)	$(2,076,672)	$(427,500)	$(2,591,903)

BASIC AND DILUTED LOSS PER SHARE
Basic and diluted net loss per common share	$(0.07)			$(0.16)

Weighted average number of units and common shares outstanding	$1,191,348			$15,860,342

See notes to unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2015

	Minn Shares, Inc.	Titan CNG, LLC and Subsidiaries	Pro Forma Adjustments	Pro Forma Combined

REVENUES	$-	$29,000	$-	$29,000

OPERATING EXPENSES	34,375	290,901	1,467,974 (7)	1,793,250

LOSS FROM OPERATIONS	(34,375)	(261,901)	(1,467,974)	(1,764,250)

OTHER INCOME (EXPENSE)
Interest expense	(14,768)	(17,110)	-	(31,878)
Losses in equity method investment	-	(125,890)	-	(125,890)
Total other income (expense)	(14,768)	(143,000)	-	(157,768)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDER	$(49,143)	$(404,901)	$(1,467,974)	$(1,922,018)

BASIC AND DILUTED LOSS PER SHARE
Basic and diluted net loss per common share	$(0.04)			$(0.12)

Weighted average number of units and common shares outstanding	$1,191,348			$15,860,342

See notes to unaudited pro forma condensed combined financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.	Merger and Basis of Presentation

On November 22, 2016, Minn Shares entered into an Agreement and Plan of Securities Exchange (Exchange Agreement) with Titan. Titan is a privately held company that is a compressed natural gas (“CNG”) services business based in Plymouth, Minnesota. Pursuant to the terms of the Exchange Agreement, at the effective time of the Securities Exchange, the business plan of Titan became the business plan of Minn Shares.

Pursuant to the terms of the Exchange Agreement, each unit of Titan that was issued and outstanding at the closing of the Exchange Agreement was cancelled and converted into the right to receive a proportionate share of 14,668,994 shares of Minn Shares’ common stock. 12,424,058 shares of Minn Shares’ common stock were issued in exchange for the units of Titan, giving effect to the conversion of all of Titan’s outstanding units. Upon consummation of these transactions, current Titan security holders will own approximately 91.25% of Minn Shares’ common stock on a fully diluted basis.

Upon the closing of the transaction, Titan unitholders will own a majority of the voting stock of the combined company, pre-Securities Exchange officers of Titan will assume key management positions at the combined company and two pre-Securities Exchange directors of Titan will serve on the board of directors of the combined company. As a result, Titan will be deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets and liabilities of Minn Shares will be recorded at their estimated fair values as of the Securities Exchange closing date.

2.	Estimate of Consideration Expected to be Transferred

After consideration of the historical market price of Minn Shares’ common stock, on November 25, 2016 ($0.40 per share), the last practicable date to allow for preparation of this filing, the purchase price of Minn Shares was estimated at $ $5,000,000 plus the assumption of the historical net liabilities at the date of the exchange ($409,942). This purchase price represents the estimated fair value of the 1,191,348 shares of Minn Shares’ common stock, $0.0001 par value, to be retained by the existing stockholders of Minn Shares. As Minn Shares had no tangible or identifiable intangible assets at the time of the exchange and recognition of goodwill is not permitted in this type of transaction, no assets were recorded as a result of the transaction.

3.	Common Stock and Additional Paid-in Capital

The following is a summary of Minn Shares common stock outstanding after the Securities Exchange:

Common Stock	Shares
Shares held by existing Minn Shares common stockholders as of September 30, 2016	1,191,348
Shares of Minn Shares common stock to be issued to Titan stockholders	12,424,058
Additional Shares of Minn Shares common stock to be issued to shareholders of Shock Inc.	2,244,936

Total Shares outstanding after the Securities Exchange	15,860,342

The pro forma condensed combined financial statements also reflect elimination of Minn Shares’ historical accumulated deficit as a result of the Securities Exchange.

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4.	Securities Exchange Related Charges

The total Securities Exchange related costs have been preliminarily estimated to be approximately $290,000 and are not included in the unaudited pro forma condensed combined statements of operations.

5.	Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding. Diluted income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding and common stock equivalents related to stock options when dilutive. The effect of any outstanding common stock equivalents for the nine months ended September 30, 2016 and the year ended December 31, 2015 has not been included in the pro forma per shares amounts as it would be anti-dilutive.

Pro forma weighted average Shares outstanding were as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Minn Shares’ historical weighted average shares	1,191,348	1,191,348
Minn Shares’ shares issued from conversion of Titan’s membership units	12,424,058	12,424,058
Additional shares of Minn Shares common stock to be issued to Shock Inc. shareholders	2,244,936	2,244,936

Weighted average Shares outstanding—basic and diluted	15,860,342	15,860,342

6.	Income Taxes

No income tax benefit was included in the unaudited pro forma condensed combined statements of operations because a full valuation allowance has been established on the deferred tax asset as it is more likely than not that future tax benefits will not be realized.

7.	Management Entity Shares

On November 23, 2016, Minn Shares and Shock Inc., an entity owned by John Yeros, Kirk Honour and Randy Gilbert, entered into a merger agreement with Minn Shares whereby the issued and outstanding shares of Shock will be converted into 2,244,936 shares of Minn Shares. As a result, Minn Shares succeeded as a party to the employment agreements with these executive officers.

8.	Events Subsequent to September 30, 2016

On October 1, 2016, the Company issued 139,839 units to existing members.

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